July 31, 2003

US Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Document Control

Re:    Depositary Shares Evidenced by
American Depositary Receipts for Ordinary
Shares of the par value of AUD 0.50 each of Sims Group Limited (formerly known as
Simsmetal Limited)
F-6 File No. 33-85130


Dear Sir/Madam:

Pursuant to Rule 424(b) (3) under the Securities
Act of 1933, as amended, on behalf of The
Bank of New
York, as depositary for securities against which American Depositary Receipts are to be issued, this filing includes a revised form of prospectus (the
Prospectus) for Sims Group Limited
(formerly Simsmetal Limited). As required by
Rule 424(e), the upper right hand corner of the cover page of the Prospectus has a reference to Rule 424(b)(3) and to the file numbers of the registration statements to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the form F-6 Registration
Statement, the
Prospectus consists of the form of the ADR certificate for Sims Group Limited.

Due to the name change of Simsmetal Limited to Sims Group Limited, the Prospectus has been revised to include an overstamp which states:

Effective January 29, 2003
the Company Name Changed to
Sims Group Limited

Please be advised of the following changes made to the Companys ADR trading particulars in connection with its name change:

OLD     		NEW
Name:Simsmetal Limited  Sims Group Limited
Symbol:	SIMEY           SIMYY
CUSIP:	829202100 	829160100

Please contact me with any questions or
comments.


Sincerely,
/s/ Anita Sung

Assistant Vice President

Tel. (212) 815-8161

Fax (212) 571-3050